CONSENT


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 28, 1995, which appears on page F-2 of the 1994 Annual Report on Form 10-K of Royce Laboratories, Inc.

/S/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP
Miami, Florida
August 16, 1995